Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Lake Forest, IL, January 27, 2026 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2025 net income of $102 million, or $1.13 per share, and net income of $209 million, or $2.32 per share, excluding special items. Fourth quarter net sales were $2.4 billion in 2025 and $2.1 billion in 2024. Full year 2025 net income was $774 million, or $8.58 per share, and net income of $888 million, or $9.84 per share, excluding special items. Full year 2024 net income was $805 million, or $8.93 per share, and $814 million, or $9.04 per share, excluding special items. Full year net sales were $9.0 billion in 2025 and $8.4 billion in 2024.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2025	2024	Change	2025	2024	Change
Reported Diluted EPS	$1.13	$2.45	$(1.32)	$8.58	$8.93	$(0.35)
Special Items Expense (1)	1.19	0.02	1.17	1.26	0.11	1.15
Diluted EPS excluding Special Items (2)	$2.32	$2.47	$(0.15)	$9.84	$9.04	$0.80

(1) For descriptions and amounts of our special items, see the schedules with this release.

(2) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter and for the full year include special items for the restructuring of the Wallula, WA containerboard mill, costs related to the acquisition and integration of the Greif containerboard business and costs and gains related to the closure and disposal of corrugated products facilities. Excluding special items, the $0.15 per share decrease in fourth quarter 2025 earnings compared to the fourth quarter of 2024 was driven primarily by lower production and sales volume in the legacy PCA packaging business ($0.23), higher operating costs ($0.23), higher maintenance outage expense ($0.14), higher depreciation in the legacy PCA packaging business ($0.07), higher freight expenses ($0.06), lower production and sales volume in the Paper segment ($0.01), and higher interest expense, excluding Greif acquisition indebtedness ($0.01). These items were partially offset by higher prices and mix in the packaging segment $0.50, lower fiber costs $0.10, lower fixed and other expenses $0.04, and higher prices and mix in the Paper segment $0.01. The acquired Greif business, including interest on acquisition indebtedness, generated a loss of ($0.05) during the quarter, due to extended outages at the Massillon containerboard mill during October and December for reliability maintenance activities and inventory management.

Results for the quarter were lower than fourth quarter guidance due to unfavorable December volume and mix in the legacy corrugated business and unfavorable December production and sales volume in the acquired Greif business.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Segment operating income (loss)
Packaging	$173.3	$297.2	$1,125.3	$1,101.5
Paper	32.7	34.8	129.6	129.7
Corporate and Other	(37.5)	(29.8)	(147.9)	(129.9)
	$168.5	$302.2	$1,107.0	$1,101.3

Segment operating income (loss) excluding special items (1)
Packaging	$309.2	$298.9	$1,262.8	$1,108.1
Paper	32.7	34.8	129.6	135.5
Corporate and Other	(31.7)	(29.8)	(134.6)	(129.9)
	$310.2	$303.9	$1,257.8	$1,113.7

EBITDA excluding special items (1)
Packaging	$475.9	$425.7	$1,829.9	$1,597.5
Paper	37.4	39.3	148.1	153.5
Corporate and Other	(27.0)	(25.7)	(116.4)	(113.9)
	$486.3	$439.3	$1,861.6	$1,637.1

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the legacy packaging business, total corrugated product shipments and shipments per day were down 1.7% versus last year’s fourth quarter and up 4.2% versus the third quarter of 2025. Including the acquired Greif business, shipments per day were up 17.0% over last year’s fourth quarter and 16.5% over the third quarter of 2025. Containerboard production was 1,407,000 tons and containerboard inventory was up 84,000 tons from the fourth quarter of 2024, primarily due to the acquisition, and flat compared to the third quarter of 2025. In the Paper segment, sales volume was up 1% compared to the fourth quarter of 2024 and down 4% from the seasonally stronger third quarter of 2025.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Corrugated shipments during the quarter were slightly down from record 2024 levels, and our results reflected a seasonally less rich mix with strong e-commerce volume through the holiday season and continued inventory management from other customers. Our order book strengthened as the fourth quarter progressed and we’ve seen significantly improved demand throughout our customer base so far in January. We made tremendous progress on the integration of the Greif business and have no planned outages at the acquired mills during the first half of the year. Our paper business performed well, with higher year-over-year volumes, strong price realization and exceptional customer service. We repurchased 760,000 shares during the quarter at an average price of $201 per share. On the whole, we had a very strong year with growth in our earnings excluding special items and operating cash flows, driven by the tremendous efforts of our employees and the benefits of our capital investments across our business and we are well positioned for continued profitable growth.”

“Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan continued, “in our Packaging segment, although seasonally slower, we expect higher per-day volume in our legacy corrugated products plants over last year and continued strength in the acquired corrugated operations, reflecting improving demand. We expect to operate our containerboard mills at full capacity but will produce less containerboard than the fourth quarter as we have two fewer operating days in the first quarter, a scheduled maintenance outage at our Counce, TN mill and lower production at the reconfigured Wallula, WA mill. Domestic containerboard and corrugated products prices will be higher with an improved corrugated product mix throughout the quarter and we expect to benefit from our previously announced containerboard price increases beginning in March. Export volume is expected to be slightly higher and prices are expected to be flat to slightly down. In the Paper segment, we forecast slightly lower volume with two less mill operating days and prices and mix to be slightly lower. With the exception of fiber prices, we expect price inflation across most of our direct, indirect and fixed operating and converting costs. In addition, wood, energy, and chemical costs will also increase due to winter conditions that impact usages and yields for these items. Our cost structure will begin to benefit from the Wallula reconfiguration in March. Labor and benefits costs will be higher due to timing-related items that occur at the beginning of a new year for annual increases, the restart of payroll taxes, and share-based compensation expenses. Freight will be slightly higher and we expect slightly lower depreciation expense. Scheduled outage expenses will be lower and we assume a lower corporate tax rate. Considering these items, we expect first quarter earnings of $2.20 per share. We are assessing last weekend’s winter storm across multiple regions, which caused some of our plants to be down earlier in the week and could negatively impact shipments and operating and transportation costs.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect to incur costs related to the Wallula mill restructuring, acquisition and integration related costs for our acquisition of the Greif containerboard business and charges related to closures of corrugated products facilities during the first quarter; however, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates ten mills and 91 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2025 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Wednesday, January 28, 2026 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10205351/102fa57bc40
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	January 28, 2026 through February 11, 2026

REBROADCAST NUMBERS:	(855) 669-9658 (U.S. and Canada); (412) 317-0088 (International)
Passcode: 9224969

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
Net sales	$2,363.6		$2,146.1		$8,989.3		$8,383.3
Cost of sales	(1,916.1)	(1)	(1,676.4)	(2)	(7,099.7)	(1)	(6,600.2)	(2)(3)
Gross profit	447.5		469.7		1,889.6		1,783.1
Selling, general, and administrative expenses	(165.3)		(147.0)		(634.2)		(610.3)	(2)
Other expense, net	(113.7)	(1)	(20.5)	(2)	(148.4)	(1)	(71.5)	(2)(3)
Income from operations	168.5		302.2		1,107.0		1,101.3
Non-operating pension (expense) income	(0.1)		1.1		(0.1)		4.5
Interest expense, net	(33.8)		(11.7)		(79.1)		(41.4)
Income before taxes	134.6		291.6		1,027.8		1,064.4
Provision for income taxes	(32.8)		(70.5)		(253.7)		(259.3)
Net income	$101.8		$221.1		$774.1		$805.1

Earnings per share:
Basic	$1.13		$2.46		$8.61		$8.97
Diluted	$1.13		$2.45		$8.58		$8.93

Computation of diluted earnings per share under the two class method:
Net income	$101.8	$221.1	$774.1	$805.1
Less: Distributed and undistributed income available to participating securities	(0.7)	(1.5)	(5.2)	(5.6)
Net income attributable to PCA shareholders	$101.1	$219.6	$768.9	$799.5
Diluted weighted average shares outstanding	89.6	89.5	89.6	89.5
Diluted earnings per share	$1.13	$2.45	$8.58	$8.93

Supplemental financial information:
Capital spending	$319.0	$201.3	$828.9	$669.7
Cash, cash equivalents, and marketable debt securities	$667.8	$852.2	$667.8	$852.2

(1)
The three and twelve months ended December 31, 2025 include the following:

a.
$7.0 million of charges and $10.4 million of income, respectively, related to the closure of certain corrugated products facilities. For the twelve months ended December 31, 2025, the charges were completely offset by gains from the sales of closed corrugated products facilities during the second quarter of 2025 and a gain on an asset disposal related to a closed corrugated products facility during the third quarter of 2025. These items were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$6.7 million and $33.2 million, respectively, of charges for acquisition and integration costs related to the September 2025 Greif, Inc. acquisition, which were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

c.
$128.0 million of charges related to the announced discontinuation of the No. 2 machine and kraft pulping activities at the Wallula, Washington containerboard mill. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.
(2)
The three and twelve months ended December 31, 2024 include $1.7 million and $2.7 million of charges, respectively, consisting of closure costs related to corrugated products facilities. For the twelve months ended December 31, 2024, these charges were partially offset by income primarily related to a favorable lease buyout for a closed corrugated products facility during the first quarter of 2024. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.
(3)
The twelve months ended December 31, 2024 include $9.7 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Segment sales
Packaging	$2,189.5	$1,975.6	$8,293.9	$7,690.9
Paper	154.3	151.5	615.4	624.7
Corporate and Other	19.8	19.0	80.0	67.7
	$2,363.6	$2,146.1	$8,989.3	$8,383.3

Segment operating income (loss)
Packaging	$173.3	$297.2	$1,125.3	$1,101.5
Paper	32.7	34.8	129.6	129.7
Corporate and Other	(37.5)	(29.8)	(147.9)	(129.9)
Income from operations	168.5	302.2	1,107.0	1,101.3
Non-operating pension (expense) income	(0.1)	1.1	(0.1)	4.5
Interest expense, net	(33.8)	(11.7)	(79.1)	(41.4)
Income before taxes	$134.6	$291.6	$1,027.8	$1,064.4

Segment operating income (loss) excluding special items (1)
Packaging	$309.2	$298.9	$1,262.8	$1,108.1
Paper	32.7	34.8	129.6	135.5
Corporate and Other	(31.7)	(29.8)	(134.6)	(129.9)
	$310.2	$303.9	$1,257.8	$1,113.7

EBITDA excluding special items (1)
Packaging	$475.9	$425.7	$1,829.9	$1,597.5
Paper	37.4	39.3	148.1	153.5
Corporate and Other	(27.0)	(25.7)	(116.4)	(113.9)
	$486.3	$439.3	$1,861.6	$1,637.1

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension (expense) income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Packaging
Segment operating income	$173.3	$297.2	$1,125.3	$1,101.5
Facilities closure and other costs (income)	7.0	1.7	(10.4)	2.7
Wallula mill restructuring	128.0	—	128.0	—
Acquisition and integration-related costs	0.9	—	19.9	—
Jackson mill conversion-related activities	—	—	—	3.9
Segment operating income excluding special items (1)	$309.2	$298.9	$1,262.8	$1,108.1

Paper
Segment operating income	$32.7	$34.8	$129.6	$129.7
Jackson mill conversion-related activities	—	—	—	5.8
Segment operating income excluding special items (1)	$32.7	$34.8	$129.6	$135.5

Corporate and Other
Segment operating loss	$(37.5)	$(29.8)	$(147.9)	$(129.9)
Acquisition and integration-related costs	5.8	—	13.3	—
Segment operating loss excluding special items (1)	$(31.7)	$(29.8)	$(134.6)	$(129.9)

Income from operations	$168.5	$302.2	$1,107.0	$1,101.3

Income from operations, excluding special items (1)	$310.2	$303.9	$1,257.8	$1,113.7

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$134.6	$(32.8)	$101.8	$1.13	$291.6	$(70.5)	$221.1	$2.45
Special items (2):
Facilities closure and other costs	7.0	(1.7)	5.3	0.06	1.7	(0.4)	1.3	0.02
Wallula mill restructuring	128.0	(31.3)	96.7	1.07	—	—	—	—
Acquisition and integration-related costs	6.7	(1.6)	5.1	0.06	—	—	—	—
Total special items	141.7	(34.6)	107.1	1.19	1.7	(0.4)	1.3	0.02
Excluding special items	$276.3	$(67.4)	$208.9	$2.32	$293.3	$(70.9)	$222.4	$2.47

	Full Year Ended
	December 31,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$1,027.8	$(253.7)	$774.1	$8.58	$1,064.4	$(259.3)	$805.1	$8.93
Special items (2):
Facilities closure and other (income) costs	(10.4)	2.5	(7.9)	(0.09)	2.7	(0.6)	2.1	0.03
Wallula mill restructuring	128.0	(31.3)	96.7	1.07	—	—	—	—
Acquisition and integration-related costs	33.2	(8.1)	25.1	0.28	—	—	—	—
Jackson mill conversion-related activities	—	—	—	—	9.7	(2.4)	7.3	0.08
Total special items	150.8	(36.9)	113.9	1.26	12.4	(3.0)	9.4	0.11
Excluding special items	$1,178.6	$(290.6)	$888.0	$9.84	$1,076.8	$(262.3)	$814.5	$9.04

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense (income), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income	$101.8	$221.1	$774.1	$805.1
Non-operating pension expense (income)	0.1	(1.1)	0.1	(4.5)
Interest expense, net	33.8	11.7	79.1	41.4
Provision for income taxes	32.8	70.5	253.7	259.3
Depreciation, amortization, and depletion	221.6	136.0	652.8	525.6
EBITDA (1)	$390.1	$438.2	$1,759.8	$1,626.9
Special items:
Facilities closure and other costs (income)	2.5	1.1	(18.5)	1.9
Wallula mill restructuring	87.0	—	87.0	—
Acquisition and integration-related costs	6.7	—	33.3	—
Jackson mill conversion-related activities	—	—	—	8.3
EBITDA excluding special items (1)	$486.3	$439.3	$1,861.6	$1,637.1

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Packaging
Segment operating income	$173.3	$297.2	$1,125.3	$1,101.5
Depreciation, amortization, and depletion	212.2	127.4	616.1	490.1
EBITDA (1)	385.5	424.6	1,741.4	1,591.6
Facilities closure and other costs (income)	2.5	1.1	(18.5)	1.9
Wallula mill restructuring	87.0	—	87.0	—
Acquisition and integration-related costs	0.9	—	20.0	—
Jackson mill conversion-related activities	—	—	—	4.0
EBITDA excluding special items (1)	$475.9	$425.7	$1,829.9	$1,597.5

Paper
Segment operating income	$32.7	$34.8	$129.6	$129.7
Depreciation, amortization, and depletion	4.7	4.5	18.5	19.5
EBITDA (1)	37.4	39.3	148.1	149.2
Jackson mill conversion-related activities	—	—	—	4.3
EBITDA excluding special items (1)	$37.4	$39.3	$148.1	$153.5

Corporate and Other
Segment operating loss	$(37.5)	$(29.8)	$(147.9)	$(129.9)
Depreciation, amortization, and depletion	4.7	4.1	18.2	16.0
EBITDA (1)	(32.8)	(25.7)	(129.7)	(113.9)
Acquisition and integration-related costs	5.8	—	13.3	—
EBITDA excluding special items (1)	$(27.0)	$(25.7)	$(116.4)	$(113.9)

EBITDA excluding special items (1)	$486.3	$439.3	$1,861.6	$1,637.1

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.